Exhibit 10.1
Execution Version
EIGHTH AMENDMENT AND COMMITMENT INCREASE TO CREDIT AGREEMENT
THIS EIGHTH AMENDMENT AND COMMITMENT INCREASE TO CREDIT AGREEMENT (this “Eighth Amendment”), dated as of April 25, 2018, is by and among CARRIAGE SERVICES, INC., a Delaware corporation (the “Borrower”), the banks listed as Lenders on the signature pages hereof (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (in said capacity as Administrative Agent, the “Administrative Agent”).
BACKGROUND
A.The Borrower, certain of the Lenders, and the Administrative Agent are parties to that certain Credit Agreement, dated as of August 30, 2012, as amended by that certain First Amendment to Credit Agreement, dated as of November 29, 2012, that certain Second Amendment to Credit Agreement, dated as of February 14, 2013, that certain Third Amendment and Commitment Increase, dated as of April 23, 2013, that certain Fourth Amendment to Credit Agreement, dated as of February 27, 2014, that certain Fifth Amendment and Commitment Increase to Credit Agreement, dated as of April 14, 2014, that certain Sixth Amendment and Commitment Increase to Credit Agreement, dated as of May 20, 2015, and that certain Seventh Amendment to Credit Agreement, dated as of February 9, 2016 (said Credit Agreement, as amended, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

B.The Borrower has requested that the Lenders amend the Credit Agreement to (i) increase the Revolving Credit Facility to $200,000,000 pursuant to Section 2.14 of the Credit Agreement, and (ii) make certain other amendments thereto, as more fully set forth herein.
NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:
1.AMENDMENTS.
(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order:
“Eighth Amendment” means that certain Eighth Amendment and Commitment Increase to Credit Agreement, dated as of April 25, 2018, among the Borrower, the Lenders and the Administrative Agent.
“Eighth Amendment Effective Date” means the date that all conditions of effectiveness set forth in Section 4 of the Eighth Amendment have been satisfied.
(b)The definition of “Real Property Collateral” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows:

“Real Property Collateral” means (a) all interests in real property owned by the Borrower or a Domestic Subsidiary that are listed on Schedule 1.01(a), excluding (i) any such real property or funeral homes disposed of for which no substitution is required pursuant to Section 7.05(e) and (ii) real property listed on Schedule 2 to the Eighth Amendment, (b) the Additional Real Property Collateral, and (c) additional real property substituted as Collateral in accordance with Section 7.05(e).
(c)The definition of “Revolving Credit Facility” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof to read as follows:
As of the Eighth Amendment Effective Date, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments is $200,000,000.
(d)Section 2.05(b)(ii) of the Credit Agreement is hereby amended to add the following sentence at the end thereof to read as follows:
For the avoidance of doubt, the sale or issuance by the Borrower of its Equity Interests in exchange for the retirement, purchase, prepayment or redemption of any Debt, is not considered to constitute the receipt of cash or Net Cash Proceeds by the Borrower.
(e)Section 2.14(a) of the Credit Agreement is hereby amended by amending the first sentence thereof to read as follows:
Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request (x) an increase in the Revolving Credit Facility (each, an “Incremental Revolving Commitment”) and/or (y) the establishment of one or more new term loan commitments or an increase in the existing Term Loans (each, an “Incremental Term Commitment”), by an amount (for all such requests) not exceeding $25,000,000 after the Eighth Amendment Effective Date; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000; and (ii) the Borrower may make a maximum of two (2) such requests after the Eighth Amendment Effective Date.
(f)Article III of the Credit Agreement is hereby amended by adding a new Section 3.08 at the end thereof to read as follows:

3.08     LIBOR Successor Provision. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(a)adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(b)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(c)syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (Dallas, Texas time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.
If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (ii) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (ii)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
As used above:

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).
(g)Section 6.11 of the Credit Agreement is hereby amended by amending the first sentence thereof to read as follows:

6.11    Use of Proceeds. The Borrower shall use the proceeds of the Credit Extensions (a) to repay certain indebtedness, (b) for working capital and Acquisitions, (c) to make certain Capital Expenditures, (d) to pay the accrued interest on the Subordinated Debt and Refinancing Subordinated Debt, (e) for general corporate purposes not in contravention of any Law or of any Loan Document and (f) to prepay, repay, purchase or redeem all or any portion of Subordinated Debt and Refinancing Subordinated Debt (including, but not limited to principal amounts).
(h)Article VI of the Credit Agreement is hereby amended by adding a new Section 6.20 at the end thereof to read as follows:

6.20    Eighth Amendment Post-Closing Requirements. Execute and deliver the documents and complete the tasks set forth on Schedule 6.20, in each case within the time limits specified on such Schedule.
(i)Section 7.06(a)(iv) of the Credit Agreement is hereby amended to read as follows:
(iv)    so long as there exists no Default both before and after giving effect to any such transaction (which shall include calculation of the financial covenants set forth in Section 7.11 on a pro forma basis as of the fiscal quarter-end immediately preceding any proposed Restricted Payment), the Borrower may (A) make regularly scheduled payments of principal and interest on (i) Subordinated Debt within the terms specified in the definition of Subordinated Debt as set forth in this Agreement, and (ii) Refinancing Subordinated Debt within the terms specified in the definition of Refinancing Subordinated Debt as set forth in this Agreement, (B) make cash payments required to be made upon conversion of Subordinated Debt, provided that

(x) with respect to the conversion of Subordinated Debt, such cash payments are made solely with the proceeds of Refinancing Subordinated Debt, (y) immediately after giving pro-forma effect to the making of such cash payments, (i) the Leverage Ratio on a pro-forma basis is less than or equal to 3.25 to 1.00 and (ii) Liquidity is at least $15,000,000 or (z) the Borrower may make up to $3,000,000 in cash payments required to be made upon conversion of Subordinated Debt so long as immediately after giving pro-forma effect to the making of such cash payments Liquidity is at least $15,000,000 and (C) prepay, repay, purchase or redeem all or a portion of the Subordinated Debt in cash with the proceeds of Revolving Credit Loans, provided that after giving pro-forma effect to each such cash payment (x) Liquidity is at least $10,000,000 and (y) the Senior Secured Leverage Ratio is at least 0.25 less than the then maximum Senior Secured Leverage Ratio set forth in Section 7.11(a).
(j)Section 7.11(a) of the Credit Agreement is hereby amended to read as follows:
(a)    Maximum Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio as of the end of any period of four consecutive Fiscal Quarters of the Borrower set forth below to be greater than the ratio opposite such period:

Period	Maximum Senior Secured Leverage Ratio
Eighth Amendment Effective Date through June 30, 2018	4.50 to 1.00
September 30, 2018	4.25 to 1.00
December 31, 2018	4.00 to 1.00
March 31, 2019	3.75 to 1.00
June 30, 2019 and thereafter	3.50 to 1.00

(k)Article X of the Credit Agreement is hereby amended by adding a new Section 10.23 to the end thereof to read as follows:
10.23    Lender ERISA Representations. Each Lender as of the Eighth Amendment Effective Date represents and warrants as of the Eighth Amendment Effective Date to the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Loan Party, that such Lender is not and will not be (a) an employee benefit plan subject to Title I of ERISA; (b) a plan or account subject to Section 4975 of the Code; (c) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (d) a “governmental plan” within the meaning of ERISA.
(l)Schedule 1.01(a) of the Credit Agreement is hereby amended to be in the form of Schedule 1.01(a) to this Eighth Amendment.

(m)Schedule 2.01 of the Credit Agreement is hereby amended to be in the form of Schedule 2.01 to this Eighth Amendment, and the Revolving Credit Commitment of each Lender is hereby amended as set forth therein and the Applicable Percentage of each Lender is hereby amended as set forth therein.

(n)Schedule 6.20 of the Credit Agreement is hereby added to the Credit Agreement in the form of Schedule 6.20 to this Eighth Amendment.

(o)Exhibit D, the Compliance Certificate, is hereby amended to be in the form of Exhibit D to this Eighth Amendment.

(p)Exhibit E-1, the Assignment and Assumption, is hereby amended to be in the form of Exhibit E-1 to this Eighth Amendment.

2.RELEASE OF CERTAIN COLLATERAL. By signing below, each Lender hereby agrees to the release as Collateral for the Obligations each of the Mortgaged Properties located in a flood plain and which are listed on Schedule 2 attached hereto.

3.REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof, and both before and immediately after giving effect to this Eighth Amendment:
(a)the representations and warranties contained in the Credit Agreement and the other Loan Documents that are subject to materiality or Material Adverse Effect qualifications are true and correct in all respects on and as of the date hereof as made on and as of such date, and the representations and warranties contained in the Credit Agreement and the other Loan Documents that are not subject to materiality or Material Adverse Effect qualifications are true and correct in all material respects on and as of the date hereof as made on and as of such date, except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement;
(b)no event has occurred and is continuing which constitutes a Default or Event of Default;
(c)(i) the Borrower has full power and authority to execute and deliver this Eighth Amendment, each Revolving Credit Note in the amount of each Lender’s Revolving Credit Commitment after giving effect to this Eighth Amendment (the “New Revolving Loan Notes”), (ii) this Eighth Amendment and the New Revolving Loan Notes have been duly executed and delivered by the Borrower and (iii) this Eighth Amendment, the New Revolving Loan Notes and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d)neither the execution, delivery and performance of this Eighth Amendment, the New Revolving Loan Notes or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with (i) any Organization Documents of the Borrower or its Subsidiaries, (ii) to Borrower’s knowledge, any Law applicable to the Borrower or its Subsidiaries or (iii) any indenture, agreement or other instrument to which the Borrower, the Subsidiaries or any of their respective properties are subject; and

(e)no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required to be obtained or made by the Borrower pursuant to statutory law applicable to the Borrower as a condition to (i) the execution, delivery or performance by the Borrower of this Eighth Amendment and the New Revolving Loan Notes or (ii) the acknowledgement by each Guarantor of this Eighth Amendment.

4.CONDITIONS OF EFFECTIVENESS. All provisions of this Eighth Amendment shall be effective upon satisfaction of, or completion of, the following:

(a)the Administrative Agent shall have received counterparts of this Eighth Amendment executed by the Borrower, the Required Lenders, each Lender that is increasing its Revolving Credit Commitment and acknowledged by each Guarantor;

(b)the representations and warranties set forth in Section 3 of this Eighth Amendment shall be true and correct;

(c)the Administrative Agent shall have received a certified resolution of the Borrower authorizing the execution, delivery and performance of this Eighth Amendment, the New Revolving Loan Notes, and the related documents required to be executed and delivered pursuant to Schedule 6.20 to this Eighth Amendment, together with a Certificate of Incumbency;

(d)the Administrative Agent shall have received a favorable opinion of counsel to the Borrower covering the matters set forth in Sections 3(c), (d) and (e) of this Eighth Amendment;

(e)to the extent requested by a Lender, the Administrative Agent shall have received a fully-executed New Revolving Loan Note for each such Lender;

(f)the Administrative Agent shall have received for its benefit and for the benefit of each Lender the consent fees in immediately available funds as agreed upon by the Borrower, the Arranger, the Administrative Agent and the Lenders;

(g)since December 31, 2017, there shall not have occurred any event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(h)the Administrative Agent shall have received updated flood certificates (and where necessary, verification of flood insurance) with respect to the Real Property Collateral;

(i)the Administrative Agent shall have executed releases for those Mortgaged Properties listed on Schedule 2 hereto that are located in a flood plain; and

(j)the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall reasonably require.

5.PURCHASE/SALE BY LENDERS. Simultaneously with the satisfaction of the conditions to effectiveness set forth in Section 4 of this Eighth Amendment, each Lender shall purchase or sell (as the case may be), without recourse, an amount of the Revolving Credit Loans outstanding such that, after giving effect to this Eighth Amendment, the amount of each Lender’s Revolving Credit Commitment utilized and the amount of Revolving Loans owed to each Lender will be equal to its Applicable Percentage thereof after giving effect to the Eighth Amendment. The Borrower shall pay each Lender compensation for any losses pursuant to and in accordance with the provisions of Section 3.05 of the Credit Agreement as a result of any purchases or sales.

6.LIMITED WAIVER. The Lenders hereby waive any Default or Event of Default that may have occurred as a result of the Borrower’s failure to deliver prior written notice of the name change of Carriage Merger VIII, Inc. to PNCA, Inc.
7.GUARANTORS’ ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Eighth Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Eighth Amendment or any of the provisions contemplated herein, and (ii) include the Revolving Credit Facility, as increased by this Eighth Amendment, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claim or offsets against, or defenses our counterclaims to, its Guaranty.
8.REFERENCE TO THE CREDIT AGREEMENT.
(a)Upon and during the effectiveness of this Eighth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Eighth Amendment
(b)Except as expressly set forth herein, this Eighth Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.
9.COSTS AND EXPENSES. The Borrower shall be obligated to pay the reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Eighth Amendment and the other instruments and documents to be delivered hereunder.

10.EXECUTION IN COUNTERPARTS. This Eighth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Eighth Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
11.GOVERNING LAW; BINDING EFFECT. This Eighth Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state; provided that each party shall retain all rights arising under federal law. This Eighth Amendment shall be binding upon the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and permitted assigns.
12.HEADINGS. Section headings in this Eighth Amendment are included herein for convenience of reference only and shall not constitute a part of this Eighth Amendment for any other purpose.
13.ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS EIGHTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment as of the date above written.

CARRIAGE SERVICES, INC.

By:     /s/ Carl Benjamin Brink
Carl Benjamin Brink
Senior Vice President, Chief Financial Officer and Treasurer

Signature Page - Eighth Amendment

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent By:/s/ Steven Gazzillo Name:Steven Gazzillo Title:Vice President

Signature Page - Eighth Amendment

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender By:/s/ Adam Rose Name:Adam Rose Title:Senior Vice President

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RAYMOND JAMES BANK, N.A., as a Lender and Co-Syndication Agent By:/s/ Daniel Gendron Name:Daniel Gendron Title:Vice President

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REGIONS BANK, as a Lender and Co-Syndication Agent By:/s/ Adam S. Muhib Name:Adam S. Muhib Title:Director

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ZB, N.A. dba Amegy Bank, as a Lender and Co-Syndication Agent By:/s/ Lauren Eller Name:Lauren Eller Title:Vice President

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CADENCE BANK, N.A., as a Lender By:/s/ Ross L. Vaughan Name:Ross L. Vaughan Title:Executive Vice President

Signature Page - Eighth Amendment

COMPASS BANK, as a Lender By:/s/ Frank Carvelli Name:Frank Carvelli Title:Senior Vice President

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BOKF, NA dba BANK OF TEXAS, as a Lender By:/s/ Faith Allen Name:Faith Allen Title:Senior Vice President

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WHITNEY BANK, as a Lender By:/s/ Katie Sandoval Name:Katie Sandoval Title:SVP

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TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender By:/s/ John Kallina Name:John Kallina Title:SVP

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RATIFICATION OF GUARANTORS
Each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Eighth Amendment and the Borrower’s execution, delivery and performance thereof; (b) joins the foregoing Eighth Amendment for the purpose of consenting to and being bound by the provisions thereof; (c) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Eighth Amendment or any of the provisions contemplated herein and cover the Commitments and Loans as increased by this Eighth Amendment; (d) ratifies and confirms all of its obligations and liabilities under the Loan Documents to which it is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure the Obligations of the Borrower under the Credit Agreement, as amended pursuant to the terms of the Eighth Amendment; (e) acknowledges and agrees that such Guarantor does not have any claim or cause of action against the Administrative Agent or any Lender (or any of their respective directors, officers, employees, agents, attorneys or other representatives) under or in connection with the Credit Agreement and the other Loan Documents; and (f) acknowledges, affirms and agrees that such Guarantor does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment of any kind or nature against any of its obligations, indebtedness or liabilities to the Administrative Agent or any Lender, in each case under or in connection with the Credit Agreement and the other Loan Documents.
The Guarantors:

Carriage Cemetery Services, Inc.
Carriage Cemetery Services of     California, Inc.
Carriage Cemetery Services of Idaho,     Inc.
Carriage Florida Holdings, Inc.
Carriage Funeral Holdings, Inc.
Carriage Funeral Management, Inc.
Carriage Funeral Services of     California, Inc.
Carriage Funeral Services of     Kentucky, Inc.
Carriage Funeral Services of     Michigan, Inc.
Carriage Holding Company, Inc.
Carriage Insurance Agency of     Massachusetts, Inc.
Carriage Internet Strategies, Inc.
Carriage Life Events, Inc.
CARRIAGE MANAGEMENT, INC. (formerly     Carriage Management, L.P.)
Carriage Merger VI, Inc.
CSRE HOLDINGS, INC.

Signature Page - Eighth Amendment

PNCA, Inc. (formerly Carriage Merger VIII, Inc.)
carriage operations, Inc. (formerly Carriage Merger IX, Inc.)
Carriage services of tennessee, inc.
(formerly Carriage Merger X, Inc.)
Carriage Municipal Cemetery     Services of Nevada, Inc.
Carriage Pennsylvania Holdings, Inc.
Carriage Services of Connecticut,     Inc.
Carriage Services of Nevada, Inc.
Carriage Services of New Mexico, Inc.
Carriage Services of Ohio, LLC
Carriage Services of Oklahoma, L.L.C.
Carriage Team California     (Cemetery), LLC
Carriage Team California (Funeral),     LLC
Carriage Team Florida (Cemetery),     LLC
Carriage Team Florida (Funeral), LLC
Carriage Team Kansas, LLC
Cataudella Funeral Home, Inc.
CFS Funeral Services, Inc.
CHC Insurance Agency of Ohio, Inc.
Cloverdale Park, Inc.
Cochrane’s Chapel of the Roses, Inc.
CSI Funeral Services of     Massachusetts, Inc.
Forastiere Family Funeral Service,     Inc.
Horizon Cremation Society, Inc.
Hubbard Funeral Home, Inc.
Rolling Hills Memorial Park
Wilson & Kratzer Mortuaries
CARRIAGE SERVICES OF LOUISIANA, INC.

By:    /s/ Carl Benjamin Brink
Carl Benjamin Brink
Treasurer for all

Signature Page - Eighth Amendment

Schedule 2
Properties to be Released
See attached.

Schedule 2

Schedule 2
Properties to be Released

State	County/Parrish	Location Name	Street Address	City, State	Zip Codes
CALIFORNIA		Connolly & Taylor Chapel	4000 Alhambra Ave.	Martinez, CA	94553
	Ventura	Conejo Mountain Funeral Home	2052 Howard Road	Camarillo, CA	93012
MICHIGAN		Bagnasco & Calcaterra Funeral Home (Sterling Heights)	Tract III: 13650 Fifteen Mile Road	Sterling Heights, MI	48312
NEW JERSEY		Bedle Funeral Home - Keyport	Parcel 2: 61 Broad Street	Keyport, NJ	07735
RHODE ISLAND	Bristol	Sansone Funeral Home	192 Wood Street	Bristol, RI	02809
	Washington	Buckler-Johnston Funeral Home	Parcel 2: 121 Main Street	Westerly, RI
TEXAS	Cameron	Buck Ashcraft Funeral Home	710 North Ed Carey Drive	Harlingen, TX	02891
	Potter	LaGrone-Blackburn-Shaw Funeral Directors	1505 Martin Road	Amarillo, TX	79107

Schedule 2

SCHEDULE 1.01(a)
Mortgaged Properties
See attached.

Schedule 1.01(a)

Schedule 1.01(a) - Mortgaged Property
State	County/Parrish	Location Name	Street Address	City, State	Zip Codes

CALIFORNIA	Alameda	Grant-Miller John Cox Mortuary	2850 Telegraph Avenue	Oakland, CA	94609
	Colusa	McNary-Moore Funeral Service	107 Fifth Street	Colusa, CA	95932-2408
	Contra Costa	Ouimet Brothers Concord Funeral Chapel	4125 Clayton Road	Concord, CA	94521-2618
	Contra Costa	Higgins Mortuary	1310 A Street	Antioch, CA	94509-2329
		Hosselkus Chapel	1 Rolph Park Drive	Crockett, CA	94525-1415
		Wilson & Kratzer Chapel of San Ramon Valley	825 Hartz Way	Danville, CA	94526-3418
		Wilson & Kratzer Civic Center Chapel	455 24th Street	Richmond, CA	94804-1650
		Wilson & Kratzer Mission Bells Chapel	13644 San Pablo Ave.	San Pablo, CA	94806-3806
	Los Angeles	White’s Funeral Home	404 E. Foothill Blvd	Azusa, CA	91702-2517
	Riverside	Hemet Valley Mortuary	403 N. San Jacinto St.	Hemet, CA	92543
		Evans-Brown Mortuary (Lake Elsinore)	126 E. Graham Ave.	Lake Elsinore, CA	92530-4168
		Evans-Brown Mortuary (Perris)	385 W. Fourth Street	Perris, CA	92570-2012
		Evans-Brown Hemet Valley Crematory	41725 Elm St., Unit 28	Murrieta, CA	92562-1414
	San Joaquin	Deegan Funeral Chapel	1441 San Joaquin St.	Escalon, CA	95320-1738
		P.L. Fry & Son	290 N. Union Road	Manteca, CA	95337-4309
		Fry Memorial Chapel	550 South Central Ave.	Tracy, CA	95376-4622
	Santa Clara	Darling & Fischer Campbell Memorial Chapel	231 E. Campbell Ave.	Campbell, CA	95008-2020
		Darling & Fischer Chapel of the Hills	615 N. Santa Cruz Ave.	Los Gatos, CA	95030-4334
		Darling & Fischer Garden Chapel	471 E. Santa Clara St.	San Jose, CA	95112-3516
CONNECTICUT	Fairfield	Redgate-Hennessy Funeral Service	4 Gorham Place	Trumbull, CT	06611-4703
	Hartford	Funk Funeral Home	35 Bellevue Ave.	Bristol, CT	06010-5815
		O'Brien Funeral Home	24 Lincoln Ave.	Bristol, CT	06010-7001
		Bailey Funeral Home	48 Broad Street (includes 54 & 56 Broad St. and a portion of 21 Hamlin, which are parking and landscaping only)	Plainville, CT	06062
	Litchfield	Lyons Funeral Home	46 High Street	Thomaston, CT	06787-1513
	New Haven	Bergin Funeral Home	290 E. Main St	Waterbury, CT	06702-2307
		Keenan Funeral Home	238 Elm St.	West Haven, CT	06516
		Woodtick Memorial Funeral Home	420 Woodtick Road	Wolcott, CT	06716-2827
IDAHO	Ada	Cloverdale Funeral Home	1200 North Cloverdale Road	Boise, ID
83713-7805
	Ada	Relyea Funeral Chapel	318 N. Latah Street	Boise, ID	83706-2628

Schedule 1.01(a)

	Canyon	Dakan Funeral Chapel - Caldwell	504 S. Kimball Ave.	Caldwell, ID	83605
		Dakan Funeral Chapel - Parma	411 E Bates Ave	Parma, ID	83660
		Alsip & Persons Funeral Chapel	404 10th Ave. S (also 412, 416 & 420 10th Ave.).	Nampa, ID	83651
ILLINOIS	Cook	Lain-Sullivan Funeral Home	50 Westwood Dr.	Park Forest, IL	60466-1419
	Kane	Dieterle Memorial Home	1120 S. Broadway	Montgomery, IL	60538-1345
KENTUCKY	Christian	Maddux-Fuqua-Hinton Funeral Home	Parcel One: 700 Country Club Lane	Hopkinsville, KY	42240-1345
		Maddux Funeral Home	Parcel Two: 338 East Nashville Street	Pembroke, KY	42266
	Greenup	Carman Funeral Home	Parcels 1 & 2: 2301 Argillite Rd.	Flatwoods, KY	41139-1953
		Roberson Funeral Home	Parcels 3 & 4: 400 Main Street	South Shore, KY	41175
	Todd	Latham Funeral Home	413 E. Main St.	Elkton, KY	42220
MASSACHUSETTS	Berkshire	Devanny-Condron Funeral Home	Parcel I: 40 Maplewood Avenue (Funeral Home)	Pittsfield, MA	01201-4742
			Parcel II: 74 North Pearl St. (Parking lot)	Pittsfield, MA	01201
			Parcel III: 189 1/2 First Street (Former House - now parking lot)	Pittsfield, MA	01201
			Parcel IV: 189 1/2 First Street (Easterly border of former house)	Pittsfield, MA	01201
	Essex	Cataudella Funeral Home	Parcel 1 and 2: 126 Pleasant Valley St	Methuen, MA	01844-7204
	Hampden	Colonial Forastiere Funeral Home	Tract I: 985 Main Street	Agawam, MA	01001-2580
		Brunelle Funeral Home	Tract II: 811 Chicopee Street	Chicopee, MA	01013-2730
		Tylunas Funeral Home	Tract III: 159 Broadway St.	Chicopee, MA	01020-2618
		Forastiere Smith Funeral Home	Tract IV: 220 North Main St.	East Longmeadow, MA	01028-1803
		Messier Funeral Home	Tract V: 1944 Northampton Street	Holyoke, MA	01040-3414
	Southwick Forastiere Funeral Home		Tract VI: 624 College Highway	Southwick, MA	01077-9817
	Byron Keenan Funeral Home & Cremation Tribute Center		Tract VII: 1858 Allen Street	Springfield, MA	01118-1820
	Forastiere Funeral Home		Tract VIII: 45 Locust Street	Springfield, MA	01108-1005

Schedule 1.01(a)

		Hafey Funeral Service	Tract IX: 494 Belmont Ave.	Springfield, MA	01108-1753
		Ratell Funeral Home	Tract X: 200 Main Street	Indian Orchard, MA	01151-1132
LOUISIANA	Jefferson	Garden of Memories Funeral Home	4900 Airline Drive	Metairie, LA	70001-5655
	Jefferson	Tharp-Sontheimer-Tharp Funeral Home	1600 North Causeway Blvd.	Metairie, LA	70001-4141
MICHIGAN	Macomb	Bagnasco & Calcaterra Funeral Home (St. Clair Shores)	Tract II: 25800 Harper Ave.	St. Clair Shores, MI	48081-2212
MONTANA	Flathead	Johnson-Gloschat Funeral Home & Crematory	525 South Main St.	Kalispell, MT	59901-4850
NEW JERSEY	Monmouth	Braun Funeral Home - Eatonton	Parcel 1: 106 Broad Street	Eatontown, NJ	07724-1518
		Bedle Funeral Home - Matawan	Parcel 3: 212 Main Street	Matawan, NJ	07747-3104
		John E. Day Funeral Home	Parcel 4: 85 Riverside Ave.	Red Bank, NJ	07701-1007
NEW YORK	Suffolk	Bryant Funeral Home	411 Old Town Road	East Setauket, Town of Brookhaven, NY	11733-3498
	Nassau	Donohue-Cecere Funeral Home	290 Post Ave.	Westbury, NY	11590-2230
NORTH CAROLINA	Randolph	Cumby Family Funeral Service - Archdale	206 Trindale Rd. (includes a portion of 3405 Archdale Rd., which is parking lot only)	Archdale, NC	27263-2750
	Guilford	Cumby Family Funeral Service - High Point	1015 Eastchester Dr. (includes 1013 Eastchester, which does not have a building on it)	High Point, NC	27262-7643
OHIO	Butler	Baker-Stevens-Parramore Funeral Home	1500 Manchester Ave.	Middleton, OH	45042-2029
	Fairfield	Dwayne Spence Funeral Home (Pickerington)	550 Hill Road N	Pickerington, OH	43147-8842
	Franklin	Dwayne Spence Funeral Home (Canal Winchester)	650 W. Waterloo St.	Canal Winchester, OH	43110-1021
	Muskingum	Bryan & Snider Funeral Home	2318 Maple Ave	Zanesville, OH	43701-2029
OKLAHOMA	Cleveland	Resthaven Funeral Home	500 SW 104th St.	Oklahoma City, OK	73139
	Comanche	Lawton Ritter Gray Funeral Home	632 SW C Ave	Lawton, OK	73501
	Stephens	Don Grantham Funeral Home	1502 N Highway 81	Duncan, OK	73533
PENNSYLVANIA	Chester	James J. Terry Funeral Home	736 E. Lancaster Ave.	Downingtown, PA	19335-2720
RHODE ISLAND	Providence	Mariani & Son Funeral Home	200 Hawkins Street	Providence, RI	02904-2216
	Washington	Avery Funeral Home	Parcel 1: 3A Bank Street	Hope Valley, RI	02832
TENNESSEE	Hamilton	Lane Funeral Home (Coulter Chapel)	Tract 1: 601 Ashland Terrace	Chattanooga, TN	37415-3533
		Williamson & Sons Funeral Home	Tract 2: 8852 Dayton Pike	Soddy Daisy, TN	37379-4324
	Hamilton	Heritage Funeral Home & Cremation Services	7454 E. Brainerd Rd.	Chattanooga, TN	37421-3163

Schedule 1.01(a)

TEXAS	Brazos	Hillier Funeral Home	2301 E. 29th Street (and additional 2 acre site)	Bryan, TX	77802-1906
	Chambers	Sterling Funeral Home (Anahuac)	1201 South Main Street	Anahuac, TX	77514
	Harrison	Sullivan Funeral Home	100 E. Travis Street	Marshall, TX	75670-4165
	Hidalgo	Ceballos-Diaz Funeral Home	322 East Kuhn St.	Edinburg, TX	78541-3532
	Liberty	Sterling Funeral Home (Dayton)	Parcel 1: 602 N Main Street	Dayton, TX	77535-2227
		Allison Funeral Service	Parcel 2: 1101 N. Travis St.	Liberty, TX	77575-3537
	Nueces	Corpus Christi Funeral Home	Parcel 1: 2409 Baldwin Blvd.	Corpus Christi, TX	78405-2013
		Seaside Funeral Home	Parcel 2: 4357 Ocean Dr.	Corpus Christi, TX	78412-2532
	Potter	Angel Funeral Home	Parcel 1: 2209 S. Arthur Street	Amarillo, TX	79103-1117
	Randall	La-Grone-Blackburn-Shaw Funeral Directors - Coulter Chapel	Parcel 1: 8310 S. Coulter St.	Amarillo, TX	79119-7389
		Schooler Funeral Home	Parcel 2: 4100 S. Georgia St.	Amarillo, TX	79110-1124
	Cameron	San Benito Funeral Home	1400 W US Hwy 77	San Benito, TX	78586-4104
	Harris	Schmidt Funeral Home	1508 East Ave.	Katy, TX	77493-1932
	Harris	Crespo & Jirrels Funeral and Cremation Services	6123 Garth Rd.	Baytown, TX	77521-9685
	Harris	Sterling White Funeral Home	11011 Crosby-Lynchburg Rd.	Highlands, TX	77562

Schedule 1.01(a)

SCHEDULE 2.01
Commitments and Applicable Percentages

Lender	Applicable Percentage in respect of the Revolving Credit Facility	Revolving Credit Commitment	Applicable Percentage in respect of the Term Facility	Term Loan** **As of the Eighth Amendment Effective Date
Bank of America, N.A.	22.000000000%	$44,000,000.00	18.769648283%	$23,227,439.75
Regions Bank	17.230238695%	$34,460,477.39	15.383919596%	$19,037,600.50
Raymond James Bank, N.A.	9.231030150%	$18,462,060.30	12.308040202%	$15,231,199.75
ZB, N.A. dba Amegy Bank	12.308040200%	$24,616,080.40	12.308040202%	$15,231,199.75
Cadence Bank, N.A.	10.769648240%	$21,539,296.48	10.769648218%	$13,327,439.67
Compass Bank	12.307927135%	$24,615,854.27	10.461608016%	$12,946,239.92
BOKF, NA dba Bank of Texas	5.768969850%	$11,537,939.70	7.691959798%	$9,518,800.25
Whitney Bank	5.768969850%	$11,537,939.70	7.691959798%	$9,518,800.25
Texas Capital Bank, National Association	4.615175880%	$9,230,351.76	4.615175887%	$5,711,280.16
Totals	100.000000000%	$200,000,000.00	100.000000000%	$123,750,000.00

Schedule 2.01

SCHEDULE 6.20
Eighth Amendment Post-Closing Requirements
1.    By the date which is 60 days after the Eighth Amendment Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion), execute and deliver to the Administrative Agent amendments to Mortgages covering the Real Property Collateral to the extent determined by the Administrative Agent to be necessary as a result of the modifications to the terms of the Facilities pursuant to the Eighth Amendment.

Schedule 6.20

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: ,

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of August 30, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Carriage Services, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the             ____________________________________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.
3.    A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and
[select one:]

Exhitbit D

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]
--or--
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The representations and warranties of the Borrower contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
5.    The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Borrower as of _______________________,         .
CARRIAGE SERVICES, INC.

By:
Name:
Title

Exhitbit D

For the Quarter/Year ended ___________________(“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Section 7.01 - Liens.
	A.	Debt on acquired Property:	$_____________
	B.	Purchase money Liens and surety bond deposits:	$_____________
	C.	Total permitted Secured Debt (Lines I.A. + I.B.):	$_____________
	D.	10% of Borrower’s Net Worth:	$_____________
II.	Section 7.02 - Investments.
	A.	Investments made pursuant to Section 7.02(g):	$_____________
	B.	Investments permitted pursuant to Section 7.02(g):	$5,000,000
	C.	Investments in Unrestricted Subsidiaries pursuant to Section 7.02(j):	$_____________
	D.	Investments permitted pursuant to Section 7.02(j):	$10,000,000
III.	Section 7.11 (a) - Maximum Senior Secured Leverage Ratio.
	A.	Total Senior Secured Debt at Statement Date:
		(1) Debt of the Borrower and its Subsidiaries at Statement Date:	$_____________
		(2) Subordinated Debt of the Borrower and its Subsidiaries at Statement Date:	$_____________
		(3) Refinancing Subordinated Debt of the Borrower and its Subsidiaries at Statement Date:	$_____________
		(4) Debt of the Borrower and its Subsidiaries not secured by a Lien:	$_____________
		(5) Total Senior Secured Debt (Lines (III.A.1) - (III.A.2 + 3 + 4)):	$_____________
	B.	EBITDA for four consecutive fiscal quarters ending on the Statement Date (“Subject Period”):
		(1) Net Income for the Subject Period:	$_____________
		(2) To the extent deducted in calculating Net Income, Interest Expense for the Subject Period:	$_____________
		(3) To the extent deducted in calculating Net Income, the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for the Subject Period:	$_____________

Exhitbit D

	(4)	To the extent deducted in calculating Net Income, depreciation and amortization expenses and payments in respect of Deferred Purchase Price for the Subject Period:	$_____________
	(5)	To the extent deducted in calculating Net Income, other expenses of the Borrower and the Subsidiaries reducing Net Income which do not represent a cash item in the Subject Period or any future period:	$_____________
	(6)	To the extent deducted in calculating Net Income, non-recurring costs and expenses, including acquisition costs, of the Borrower and its Subsidiaries not to exceed $1,000,000 in aggregate amount:	$_____________
(7)
Withdrawable trust income received by the Borrower and its Subsidiaries from preneed trust accounts that allow income to be withdrawn before contract maturity, less cash amounts required to be replaced, if any:
$_____________
(8)
EBITDA of any Acquisition calculated on a historic basis for such Acquisition as if the same had occurred on the first day of the period for which such EBITDA is measured with such pro-forma adjustments as the Administrative Agent shall approve:
$_____________
	(9)	For any period of calculation, severance costs not to exceed $1,000,000 in aggregate amount.	$_____________
	(10)	Non-cash items increasing Net Income for the Subject Period:	$_____________
(11)
EBITDA of any Subsidiary or business Disposed of calculated on a historic business as if the same had occurred on the first day of the period for which such EBITDA is measured with such pro-forma adjustments as the Administrative Agent shall approve:
$_____________
	(12)	EBITDA (Lines III.B.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 -10 - 11):	$_____________
C.	Senior Secured Leverage Ratio (Line III.A.5 Line III.B.12):		_____ to ______
Maximum permitted:

Period	Maximum Senior Secured Leverage Ratio
Eighth Amendment Effective Date through June 30, 2018	4.50 to 1.00
September 30, 2018	4.25 to 1.00
December 31, 2018	4.00 to 1.00
March 31, 2019	3.75 to 1.00
June 30, 2019 and thereafter	3.50 to 1.00

Exhitbit D

IV.	Section 7.11(b) - Minimum Fixed Charge Coverage Ratio.
	A.	EBITDA for the Subject Period (Line III.B.12. above):	$_____________
	B.	Maintenance Capital Expenditures for the Subject Period:	$_____________
	C.	Cash taxes paid during the Subject Period:	$_____________
	D.	Cash tax refunds received during the Subject Period:	$_____________
	E.	Dividends paid in cash during the Subject Period:	$_____________
	F.	Cash Interest Expense during the Subject Period:	$_____________
	G.	Scheduled and required principal payments during the Subject Period in respect of Debt:	$_____________
	H.	Scheduled and required payments made by the Borrower in respect of Deferred Purchase Price for the Subject Period (to extent not included in IV.E. and IV.F. above):	$_____________
	I.	Fixed Charge Coverage Ratio (Lines IV.A. - IV.B. - IV.C. + IV.D. - IV.E.) (Lines IV.F. + IV.G. + IV.H):	______ to 1.00
		Minimum required:	1.20 to 1.00
Section 6.12(d) - Field Level EBITDA
	A.	Funeral Field Level EBITDA for the Subject Period:	$_____________
	B.	Line V.A x .50:	$_____________
	C.	EBITDA generated by Mortgaged Property and related operations for the Subject Period:	$_____________

Exhitbit D

EXHIBIT E-1
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________
______________________________

2.	Assignee: ______________________________
______________________________
for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: Carriage Services, Inc.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

Schedule E-1

5.
Credit Agreement: Credit Agreement, dated as of August 30, 2012, among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

6.	Assigned Interest:

Assignor	Assignee	Facility Assigned[1]	Aggregate Amount of Commitment/Loans for all Lenders[2]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[3]	CUSIP Number
		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%

[7.	Trade Date: __________________] [4]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

[1]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Commitment”, etc.).
[2]
     Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Schedule E-1

ASSIGNOR [NAME OF ASSIGNOR] By: __________________________ Title:
ASSIGNEE [NAME OF ASSIGNEE] By: ___________________________ Title:

[Consented to and][5] Accepted: BANK OF AMERICA, N.A., as Administrative Agent By: __________________________________ Title:

[Consented to:][6] CARRIAGE SERVICES, INC. By: __________________________________ Title:

[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[6]	To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender) is required by the terms of the Credit Agreement.

Schedule E-1

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii)

Schedule E-1

it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. The Assignee further represents and warrants as of the Effective Date to the Administrative Agent, the Assignor and the respective Affiliates of each, and not, for avoidance of doubt, for the benefit of the Borrower or any other Loan Party, that the Assignee is not and will not be (i) an employee benefit plan subject to Title I of ERISA; (ii) a plan or account subject to Section 4975 of the Code; (iii) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (iv) a “governmental plan” within the meaning of ERISA.

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

Schedule E-1